EXHIBIT 99

Autobytel Acquires Applied Virtual Vision (AVV), Leading Dealership Lead
Management and CRM Solutions Provider

Accretive Transaction Catalyst for Growth; Extends Autobytel’s Reach in Automotive
Marketing Services

Irvine, CA – June 4, 2003 – Autobytel Inc. (Nasdaq:ABTL), a leading Internet automotive marketing services company, today announced that it has acquired Applied Virtual Vision, Inc. (AVV), a leading provider of dealership lead management tools and dealer management system (DMS) data extraction services. With this acquisition, Autobytel becomes the industry leader in lead management and CRM solutions, with over 7,000 franchises using its Web Control®, iManagersm, and SalesEnhancer tools. The transaction adds approximately 3,000 dealer relationships to Autobytel, which now has more than 23,000 relationships with automotive retailers.

“Autobytel’s acquisition of AVV is consistent with our strategy of further extending our reach in automotive marketing services,” said Autobytel Inc. President and CEO Jeffrey Schwartz. “AVV’s products integrate with our lead generation, customer loyalty and retention marketing services and should accelerate dealer adoption and improve retention. The lead management system is where the online car buyer meets the dealership. Web Control helps dealers sell more cars by making the online/offline transition seamless, and results in more satisfied car buyers.”

Under the terms of the agreement, Autobytel Inc. has acquired the outstanding stock of privately held AVV for 711,109 shares of Autobytel Inc. common stock and $4.8 million in cash. AVV is profitable and the acquisition will be accretive. During the second half of 2003, the acquisition is expected to add in excess of $3 million in revenue, and the AVV operations are expected to be cash flow neutral, including synergies, cost of integration, and additional investments. The company expects transaction costs to be approximately $0.5 million.

AVV’s core dealer products are Web Control® and Automotive Download Service.

•	Web Control is a complete customer management tool which enables dealers to manage Internet and walk-in sales activity; maintain customer history and activity; measure and report on marketing effectiveness, or ROI; as well as establish automated marketing programs and customize sales process and workflow inside the dealership.

•	Automotive Download Service (ADS) extracts data – including new and used car inventory and sales, service, and finance records – from the DMS. Dealers use this service to post their inventory across the Internet, to report on and measure sales effectiveness, and to generate customer loyalty and retention marketing

•	programs. This data also integrates with AVV’s CRM solution, which includes automated sales prospecting and retention marketing.

According to Schwartz, integrating the Autobytel and AVV products can improve dealers’ marketing effectiveness by reducing the challenges associated with integrating multiple vendors. A dealer can now turn to Autobytel to generate Internet and non-Internet sales leads, manage them throughout the purchase cycle, and report on the effectiveness of various lead sources and marketing campaigns. Once a consumer has purchased a car, integrating Autobytel’s customer loyalty and retention marketing functionality (through its RPMSM product) into AVV’s CRM marketing tools will allow a dealer to execute fully integrated marketing programs across digitally printed direct mail, telephony, email, and personal web pages.

“AVV’s data extraction services should accelerate many initiatives already underway at Autobytel,” noted Schwartz. “Inventory data is a key driver of our used car business, which is a significant growth area. In addition, having the ability to more specifically analyze the effectiveness of our lead generation business through sales data can further validate our business as well as provide more business model flexibility in the future. Having the in-house capability to extract service records will also accelerate the considerable progress already being made by RPM.”

“The acquisition of AVV can deliver a win for each of Autobytel’s stakeholders,” continued Schwartz. “For car-buyers, improved sales tools and CRM marketing capabilities at the dealership will improve their car-buying and ownership experience. For dealers, having best-in-class sales and marketing tools will help them improve customer follow-up and drive more sales, more cost-efficiently, as well as retain their most profitable, existing customers. And for Autobytel stockholders, integrating the AVV tools should accelerate dealer adoption and improve retention, driving financial results such as increased revenue and expanded margin.”

Located in Columbus, Ohio, AVV has approximately 65 employees. It was formed by Dan Vogel and Chris Lentz in 1995 and has become a leader in customer management services for the auto industry, counting OEMs and major dealer groups among its clients. Today, more of the mega e-Dealer 100 use Web Control than any other independent lead management and CRM tool.* “Web Control’s extensive customer list and enterprise reporting and management tools are a key reason we were attracted to AVV,” noted Schwartz. “Autobytel has been successful at acquiring, executing, and managing relationships of this nature, and AVV adds to our ability to provide additional products and services to these accounts.”

“Autobytel is a true powerhouse in online automotive commerce and the missions of AVV and Autobytel are well aligned: to harness the power of the Internet and technology to help dealers sell more cars, more cost-efficiently,” said Dan Vogel of AVV. “The relationship with Autobytel will help us expand our sales and distribution efforts, better scale our technology, and train the increasing number of dealers who want to use the full range of our products’ features.”

Dan Vogel will continue with AVV as Vice President, General Manager, and Chris Lentz will continue with AVV as Director of Technology.

*	An April 2003 Ward’s Dealer Business report of the e-Dealer 100 shows Web Control as the leading independent CRM tool in the category, with a greater than a 2:1 margin over the next competitor and nearly as large as the next three competitors combined.

About Autobytel Inc.

Autobytel Inc. (NASDAQ: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and popular automotive research center, AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel Inc. is the Internet’s largest new-car buying service and, in 2002, generated over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 94 percent of the active Digital Media Universe.*

*	Nielsen//NetRatings Q1 2003 Digital Media Universe Report (Autobytel Inc. is the unduplicated audience of the Autobytel, Autoweb.com, CarSmart and Autosite.com Brands. Autobytel Inc. provides content to the Yahoo!, AOL MSN portals and various automotive manufactures’ sites. The unduplicated audience of these Brands has an active reach of over 94 percent of the home and work Digital Media Universe.)

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies, costs related to the acquisition of AVV, failure to retain key employees at AVV, difficulties in successfully integrating the businesses and technologies of AVV and Autobytel, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Media Relations	Corporate:
Melanie Webber 949.862.3023 (melaniew@autobytel.com)
Agency:
RBI Communications 323.960.1360 Betsy Smith Isroelit (betsy@rbicom.com), ext. 17 Joe Foster (joe@rbicom.com), ext. 13